KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2006 THIRD QUARTER RESULTS

ARLINGTON, VA - November 13, 2006 - Katy Industries, Inc. (NYSE: KT) today reported net income in the third quarter of 2006 of $1.8 million [$0.06 per diluted share], versus net income of $1.8 million [$0.07 per diluted share], in the third quarter of 2005, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss in the third quarter of 2006 of ($1.8) million [($0.07) per diluted share], versus net income of $1.3 million [$0.05 per diluted share], in the same period of 2005. The operating income, as adjusted to exclude all restructuring and other non-recurring or unusual items, was $4.5 million [3.7% of net sales] in the third quarter of 2006, compared to an operating income, as adjusted, of $4.1 million [3.1% of net sales] in the same period in 2005. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Katy also reported a net loss for the nine months ended September 30, 2006 of ($1.2) million [($0.15) per diluted share], versus a net loss of ($2.7) million [($0.34) per diluted share], for the nine months ended September 30, 2005, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss for the nine months ended September 30, 2006 of ($9.5) million [($1.19) per diluted share], versus a net loss of ($9.4) million [($1.18) per diluted share], in the same period of 2005. The operating income, as adjusted to exclude all restructuring and other non-recurring or unusual items, was $2.8 million [1.0% of net sales] for the nine months ended September 30, 2006, compared to an operating loss, as adjusted, of ($0.5) million [(0.2%) of net sales] in the same period in 2005. Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

During the third quarter of 2006, Katy reported restructuring and other non-recurring or unusual items of ($4.1) million pre-tax [($0.15) per diluted share], including loss from discontinued operations of ($3.4) million and severance, restructuring and related costs of ($0.7) million. During the third quarter of 2005, Katy reported restructuring and other non-recurring or unusual items of ($1.2) million pre-tax [($0.05) per diluted share], including loss from discontinued operations of ($1.0) million and severance, restructuring and related costs of ($0.2) million.

For the nine months ended September 30, 2006, Katy reported restructuring and other non-recurring or unusual items of ($6.3) million pre-tax [($0.79) per diluted share], including costs of ($0.7) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation, severance, restructuring and related costs of ($1.6) million and loss from discontinued operations of ($4.0) million. For the nine months ended September 30, 2005, Katy reported restructuring and other non-recurring or unusual items of ($4.3) million pre-tax [($0.54) per diluted share], including severance, restructuring and related costs of ($2.8) million, and loss from discontinued operations of ($1.5) million.

Financial highlights for the third quarter of 2006, as compared to the same period in the prior year, included:

•
Net sales in the third quarter of 2006 were $121.2 million, down $12.0 million compared to the same period in 2005 primarily due to weaker sales in the Electrical Products Group. Overall, the decrease of 9% resulted from lower volumes of 21% offset by higher pricing of 11% and favorable currency translation of 1%. Lower net sales in the Electrical Group resulted from the reduction of certain product lines with certain of our customers, primarily due to a much milder hurricane season in 2006, as net sales in our Maintenance Products Group was comparable to prior year.

•
Gross margins were 13.4% in the third quarter of 2006, versus 12.6% in the third quarter of 2005. Our margin improvement is primarily driven by production efficiencies gained in our Abrasives unit over the past nine months. However, this improvement was negatively impacted by higher product costs, primarily in the Electrical Products Group, many of which were not passed on through price increases until the end of the third quarter.

•
Selling, general and administrative expenses were $1.1 million lower in the third quarter of 2006. These costs represented 9.7% of net sales in the third quarter of 2006, which is comparable for the same period of 2005. The reduction in these expenses primarily relates to lower net sales levels and the corresponding reduction in selling expenses.

•
On September 29, 2006, Katy classified the net assets of its United Kingdom consumer plastics business as an asset held for sale pending a potential sale in the next three months. As a result, the Company incurred a $3.2 million impairment charge which is reflected within loss on sale of discontinued businesses for the three and nine months ended September 30, 2006. Loss from operations of discontinued businesses for the nine months ended September 30, 2006 includes not only the United Kingdom consumer plastics business but also the Metal Truck Box division and the partnership interest related to Savannah Energy Systems Company (“SESCO”). The Metal Truck Box division and SESCO were sold during the second quarter of 2006.

•
On January 1, 2006, Katy adopted SFAS No. 123R, Accounting for Stock-Based Compensation (SFAS No. 123R). The first quarter of 2006 includes a cumulative effect of a change in accounting principle of $0.7 million for the impact of recognizing the fair value of our liability awards (stock appreciation rights). The adoption of SFAS No. 123R did not result in a cumulative adjustment associated with our equity awards (stock options); however, Katy did begin to recognize compensation cost of $0.5 million for the nine months ended September 30, 2006 within selling and administrative expenses for the fair value of stock options not yet vested.

•
Debt at September 30, 2006 was $62.1 million [57% of total capitalization], versus $58.1 million [49% of total capitalization] at September 30, 2005. The increase in the ratio of debt to total capitalization was principally due to the increase in working capital requirements in 2006 as compared to 2005 as well as lower stockholders’ equity which resulted from the net loss reflected in 2005 and the nine months ended September 30, 2006. Cash on hand at September 30, 2006 was $4.1 million, versus $8.6 million at September 30, 2005.

•
Katy used free cash flow of $5.5 million during the nine month period ended September 30, 2006 versus providing $1.4 million of free cash flow during the nine month period ended September 30, 2005. The decline in free cash flow was primarily attributable to the pay down of accounts payable in the first quarter of 2006 as well as the impact of our seasonal investment for inventory within our Electrical Products Group.

Katy expects current liquidity trends to remain stable throughout 2006 as inventory and other elements of working capital are being closely managed and capital expenditures are expected to be lower in 2006. Free cash flow, a non-GAAP financial measure, is discussed further below.

•	Katy was in compliance with the amended covenants in the Bank of America Credit Agreement at September 30, 2006 and expects to be in compliance for the balance of 2006.

“Over the past nine months, our Abrasives business unit continues to improve driving the overall improvement in our Maintenance Products group,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer. “However, the Electrical Products group was impacted by unprecedented increases in the price of copper that were not able to be passed effectively to its customer base,” added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales: All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy. All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations. These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations. Katy believed that the restructuring charges would be non-recurring as the restructuring was expected to be substantially completed in mid-2004 but was delayed due to issues with the consolidation of the company’s abrasives facilities. After the substantial completion of this consolidation in 2005, Katy expects that remaining restructuring charges and all other non-recurring and unusual items will not be material.

Free Cash Flow: Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net sales	$121,217	$133,165	$285,653	$309,724
Cost of goods sold	104,912	116,402	246,468	273,460
Gross profit	16,305	16,763	39,185	36,264
Selling, general and administrative expenses	11,753	12,820	36,298	39,058
Severance, restructuring and related charges	738	254	1,591	892
Loss (gain) on sale of assets	49	(176)	103	(342)
Operating income (loss)	3,765	3,865	1,193	(3,344)
Interest expense	(1,715)	(1,457)	(5,198)	(4,031)
Other, net	42	215	466	203
Income (loss) from continuing operations before provision
for income taxes	2,092	2,623	(3,539)	(7,172)
Provision for income taxes from continuing operations	553	304	1,211	722
Income (loss) from continuing operations	1,539	2,319	(4,750)	(7,894)
Loss from operations of discontinued businesses (net of tax)	(151)	(986)	(849)	(1,467)
Loss on sale of discontinued businesses (net of tax)	(3,200)	-	(3,130)	-
(Loss) income before cumulative effect of a change in
accounting principle	(1,812)	1,333	(8,729)	(9,361)
Cumulative effect of a change in accounting principle (net of tax)	-	-	(756)	-
Net (loss) income	$(1,812)	$1,333	$(9,485)	$(9,361)

(Loss) income per share of common stock - basic:

Income (loss) from continuing operations	$0.19	$0.29	$(0.60)	$(0.99)
Discontinued operations	(0.42)	(0.12)	(0.50)	(0.19)
Cumulative effect of a change in accounting principle	-	-	(0.09)	-
Net (loss) income	$(0.23)	$0.17	$(1.19)	$(1.18)

(Loss) income per share of common stock - diluted:

Income (loss) from continuing operations	$0.06	$0.09	$(0.60)	$(0.99)
Discontinued operations	(0.13)	(0.04)	(0.50)	(0.19)
Cumulative effect of a change in accounting principle	-	-	(0.09)	-
Net (loss) income	$(0.07)	$0.05	$(1.19)	$(1.18)

Weighted average common shares outstanding:
Basic	7,962	7,951	7,971	7,948
Diluted	26,825	26,880	7,971	7,948

			September 30,	September 30,
Other Information:			2006	2005

Working capital			$6,235	$8,061
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$57,960	$51,639
Long-term debt, including current maturities			$62,096	$58,128
Stockholders' equity			$46,548	$59,973
Capital expenditures			$3,025	$5,785

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Reconciliation of net (loss) income to net income (loss), as adjusted:
Net (loss) income	$(1,812)	$1,333	$(9,485)	$(9,361)
Unusual items:
Cumulative effect of a change in accounting principle	-	-	756	-
Stock option expense (non-cash)	-	-	-	1,953
Severance, restructuring and related charges	738	254	1,591	892
Discontinued operations	3,351	986	3,979	1,467
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	(522)	(789)	1,951	2,366
Net income (loss), as adjusted	$1,755	$1,784	$(1,208)	$(2,683)

Net income (loss), as adjusted per share - basic:
Net (loss) income per share	$(0.23)	$0.17	$(1.19)	$(1.18)
Unusual items per share	0.51	0.15	0.79	0.54
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	(0.06)	(0.10)	0.25	0.30
Net income (loss), as adjusted per share	$0.22	$0.22	$(0.15)	$(0.34)

Net income (loss), as adjusted per share - diluted:
Net (loss) income per share	$(0.07)	$0.05	$(1.19)	$(1.18)
Unusual items per share	0.15	0.05	0.79	0.54
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	(0.02)	(0.03)	0.25	0.30
Net income (loss), as adjusted per share	$0.06	$0.07	$(0.15)	$(0.34)

Weighted average common shares outstanding:
Basic	7,962	7,951	7,971	7,948
Diluted	26,825	26,880	7,971	7,948

Operating income (loss), as adjusted:

Operating income (loss)	$3,765	$3,865	$1,193	$(3,344)
Stock option expense (non-cash)	-	-	-	1,953
Severance, restructuring and related charges	738	254	1,591	892
Operating income (loss), as adjusted:	$4,503	$4,119	$2,784	$(499)
Operating income (loss), as adjusted, as a % of sales	3.7%	3.1%	1.0%	-0.2%

KATY INDUSTRIES, INC. SEGMENT INFORMATION - UNAUDITED
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net sales:
Maintenance Products Group	$55,942	$56,621	$160,787	$164,799
Electrical Products Group	65,275	76,544	124,866	144,925
	$121,217	$133,165	$285,653	$309,724

Operating income (loss), as adjusted:
Maintenance Products Group	$2,891	$474	$4,679	$(3,908)
Electrical Products Group	4,381	6,099	6,317	10,162
Unallocated corporate expense	(2,769)	(2,454)	(8,212)	(6,753)
	$4,503	$4,119	$2,784	$(499)

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	September 30,	December 31,	September 30,
Current assets:	2006	2005	2005
Cash and cash equivalents	$4,117	$8,421	$8,627
Accounts receivable, net	66,966	63,612	76,084
Inventories, net	60,247	62,799	60,536
Other current assets	4,376	3,600	4,534
Assets held for sale	12,152	-	-
Total current assets	147,858	138,432	149,781

Other assets:
Goodwill	665	665	2,239
Intangibles, net	6,481	6,946	7,814
Other	9,253	8,643	9,036
Total other assets	16,399	16,254	19,089

Property and equipment	129,237	156,257	154,175
Less: accumulated depreciation	(86,801)	(98,260)	(97,009)
Property and equipment, net	42,436	57,997	57,166

Total assets	$206,693	$212,683	$226,036

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,936	$47,449	$51,284
Accrued expenses	42,667	41,784	45,879
Current maturities of long-term debt	2,857	2,857	3,472
Revolving credit agreement	49,729	41,946	41,085
Liabilities held for sale	3,434	-	-
Total current liabilities	141,623	134,036	141,720

Long-term debt, less current maturities	9,510	12,857	13,571
Other liabilities	9,012	10,497	10,772
Total liabilities	160,145	157,390	166,063

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	26,968	27,016	27,016
Accumulated other comprehensive income	3,362	3,158	3,338
Accumulated deficit	(79,900)	(70,415)	(66,619)
Treasury stock	(21,960)	(22,544)	(21,840)
Total stockholders' equity	46,548	55,293	59,973

Total liabilities and stockholders' equity	$206,693	$212,683	$226,036

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(9,485)	$(9,361)
Loss from operations of discontinued businesses	3,979	1,467
Loss from continuing operations	(5,506)	(7,894)
Cumulative effect of a change in accounting principle	756	-
Depreciation and amortization	6,578	6,733
Amortization of debt issuance costs	877	844
Stock option expense	486	1,953
Loss (gain) on sale of assets	103	(342)
	3,294	1,294
Changes in operating assets and liabilities:
Accounts receivable	(8,589)	(12,343)
Inventories	(2,201)	3,580
Other assets	(490)	(1,279)
Accounts payable	3,449	16,191
Accrued expenses	3,414	1,085
Other, net	(3,478)	(926)
	(7,895)	6,308

Net cash (used in) provided by continuing operations	(4,601)	7,602
Net cash provided by (used in) discontinued operations	2,116	(461)
Net cash (used in) provided by operating activities	(2,485)	7,141

Cash flows from investing activities:
Capital expenditures of continuing operations	(2,947)	(5,402)
Capital expenditures of discontinued operations	(78)	(383)
Acquisition of business, net of cash acquired	-	(1,115)
Collections of note receivable from sale of subsidiary	-	106
Proceeds from sale of discontinued operations, net	2,542	-
Proceeds from sale of assets	263	931
Net cash used in investing activities	(220)	(5,863)

Cash flows from financing activities:
Net borrowings on revolving loans	7,418	1,045
Decrease in book overdraft	(5,031)	-
Repayments of term loans	(3,347)	(2,143)
Direct costs associated with debt facilities	(166)	(244)
Repurchases of common stock	(97)	-
Proceeds from the exercise of stock options	147	-
Net cash used in financing activities	(1,076)	(1,342)

Effect of exchange rate changes on cash and cash equivalents	(523)	166
Net (decrease) increase in cash and cash equivalents	(4,304)	102
Cash and cash equivalents, beginning of period	8,421	8,525
Cash and cash equivalents, end of period	$4,117	$8,627

Reconciliation of free cash flow to GAAP Results:

Net cash (used in) provided by operating activities	$(2,485)	$7,141
Capital expenditures	(3,025)	(5,785)
Free cash flow	$(5,510)	$1,356